Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement is dated this 25th day of February, 2011 (the “Fourth Amendment Agreement”), by and among DPAC Technologies Corp., a California corporation (“DPAC”), and Quatech, Inc., an Ohio corporation (“Quatech”, together with DPAC, the “Borrowers”), and Fifth Third Bank, an Ohio banking corporation (“Bank”).

WHEREAS, the Borrowers and the Bank are parties to a certain Credit Agreement, dated as of January 30, 2008 (the “Original. Loan Agreement”), as modified by that certain First Amendment to Credit Agreement, dated as of January 31, 2009 (the “First Amendment”), and that certain Second Amendment to Credit Agreement, dated as of March 30, 2010 (the “Second Amendment”), and that certain Third Amendment to Credit Agreement, dated as of July 30, 2010 (the “Third Amendment,” together with the Original Loan Agreement, the Second Amendment, and the First Amendment, the “Loan Agreement”);

WHEREAS, in connection with the Original. Loan Agreement, the Borrowers executed that certain Revolving Credit Promissory Note in favor of the Bank, dated as of January 30, 2008 (the “Original Note”), which was replaced by that certain Revolving Credit Promissory Note in favor of the Bank, dated as of January 31, 2009 (the “Second Note,” together with the Original Note, the “Note”), and executed in connection with the First Amendment;

WHEREAS, the Borrowers defaulted and remain in default under section 6.1 and section 7.1 of the Loan Agreement (such defaults under these sections only being the “Existing Defaults”), as well as other defaults under other sections of the Loan Agreement (the “Continuing Defaults”) by, among other things, failing to pay the Bank amounts due under the Second Note, and purchasing assets in excess of $100,000.00 from Socket Mobile, Inc. through the assistance of Development Capital Venture, L.P. without the express written consent of the Bank;

WHEREAS, the Borrowers and the Bank entered into the respective amendments to the Original. Loan Agreement in order to permit the Borrowers to cure the Existing Defaults;

WHEREAS, the Borrowers and the Bank desire to amend the Loan Agreement to modify certain provisions thereof; and

WHEREAS, each term used herein and not otherwise defined herein shall have the meaning given to such term in the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and for other good and valuable consideration, the Borrowers and the Bank agree as follows:

1. Subject to the terms and conditions of this Fourth Amendment Agreement and in reliance of the representations and warranties contained herein, the Bank hereby reaffirms its waiver of the Existing Defaults. This waiver is limited to the Existing Defaults and shall not operate as a waiver of the Continuing Defaults or any other default or Event of Default which may now exist or be hereafter arising, constitute a continuing waiver of any provision of the Loan Agreement, or otherwise impair any right, power or remedy of the Bank under the Loan Agreement or any other document related to the Loan Agreement with respect to any defaults or Events of Default other than the Existing Defaults, all of which are hereby expressly reserved.

2. Article I, Section 1.2 of the Loan Agreement is hereby amended to delete the defined term “Termination Date” in its entirety and to insert in the place of that defined term the following:

“Termination Date” means May 31, 2011, or such earlier date on which the commitment of the Bank to make the Loans pursuant to Section 2.1 hereof shall have been terminated pursuant to Article VIII of this Agreement.”

3. Article I, Section 1.2 of the Loan Agreement is hereby amended to insert the following new definition in Article I, Section 1.2:

“Fourth Amendment Closing” means February 25, 2011.”

4. Article II, Section 2.5 is hereby amended to delete former section “(e)” and section “(f)” in their entireties, and to add in their place the following:

“(e) An extension fee in the amount of $17,500 (the “Extension Fee”), payable to the Bank in two installments, the first of which shall be in an amount equal to $7,500 and due at the Fourth Amendment Closing (the “Extension Fee First Installment”), and a second installment in the amount of $10,000 due on or before the Termination Date (the “Extension Fee Second Installment”). The Extension Fee Second Installment payment shall be waived if Borrowers satisfy, in full, the outstanding balance on the Note on or before the Termination Date.

5. As conditions precedent to the effectiveness of this Fourth Amendment Agreement:

(a) The Bank shall have received a Consent of Subordinated Creditor, substantially in the form and substance of Exhibit A, executed by each of the holders of the Subordinated Debt;

(b) The Borrowers shall have paid to the Bank the Extension Fee by the Fourth Amendment Closing; and

(c) Each of the Borrowers shall have each delivered to the Bank a good standing certificate, issued on or about the date hereof by the Secretary of State of either Ohio or California, as the case may be, demonstrating that each of the Borrowers is in good standing with the state, validly exists, and is authorized to transact business.

6. The Borrowers hereby represent and warrant to the Bank that (a) each of the Borrowers have the legal power and authority to execute the Fourth Amendment Agreement; (b) the officers executing the Fourth Amendment Agreement have been duly authorized to execute and deliver the Fourth Amendment Agreement and bind the Borrowers with respect to the provisions thereof; (c) the execution and delivery of the Fourth Amendment Agreement and the performance and observance by such Borrowers of the provision thereof do not violate or conflict with the organizational documents of such Borrowers or any law applicable to such Borrowers, or result in a breach of any provision of or constitute a default under any other agreement, instrument, or document binding upon or enforceable against such Borrowers; (d) after giving effect to this Fourth Amendment Agreement, no Event of Default exists under the Loan Agreement, nor will any occur immediately after the execution and delivery of the Fourth Amendment Agreement, or by the performance or observance of any provisions thereof; (e) none of the Borrowers have any claim or offset against, or defense or counterclaim to, the obligations or liabilities under the Loan Agreement; and (f) the Fourth Amendment Agreement constitutes a valid and binding obligation of the Borrowers in every respect, enforceable in accordance with the Fourth Amendment Agreement’s terms.

7. In consideration of this Fourth Amendment Agreement, the Borrowers hereby waive and release the Bank and its directors, agents, representatives, officers, employees, attorneys, affiliates, and subsidiaries from any and all such claims, offsets, defenses, and counterclaims of any nature whatsoever in respect of the Loan Agreement and related documents, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

8. The Borrowers hereby reaffirm their respective obligations, as applicable, under the Security Instruments, or any other document related to the Loan Agreement, as any of them may from time to time be amended, restated, or otherwise modified (the “Collateral Documents”). The Borrowers agree that each Collateral Document shall remain in full force and effect following the execution of and delivery of the Fourth Amendment Agreement. Each reference that is made in the Collateral Documents or any other writing to the Loan Agreement shall hereafter be construed as a reference to the Loan Agreement as amended hereby or as it may further be amended, restated, or otherwise modified from time to time. Except as herein otherwise specifically provided, all provisions of the Loan Agreement shall remain in full force and effect and be unaffected hereby.

9. This Fourth Amendment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature or via pdf email transmission, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

10. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

11. JURY TRIAL WAIVER. THE BORROWERS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE BANK AND THE BORROWERS ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, OR ANY AMENDMENT THEREOF, OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND, OR MODIFY THE BANK’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT BETWEEN THE BANK AND THE BORROWERS.

BORROWERS:
DPAC TECHNOLOGIES CORP.

By:	/s/ Stephen J. Vukadinovich

Its:	Chief Financial Officer

QUATECH, INC.

By:	/s/ Stephen J. Vukadinovich

Its:	Chief Financial Officer

BANK:
FIFTH THIRD BANK

By:	/s/ Steven Chappel

Its:	Vice President